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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported): APRIL 12, 2000
                                                         ---------------



                     CAMERON ASHLEY BUILDING PRODUCTS, INC.
             -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)



                                     0-23442
                            ------------------------
                            (Commission File Number)


            GEORGIA                                       58-1984957
-------------------------------                           ----------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)




                                11651 PLANO ROAD
                               DALLAS, TEXAS 75243
          -------------------------------------------------------------
          (Address, including Zip Code, of Principal Executive Offices)



Registrant's telephone number, including area code: 214-860-5100
                                                   -------------


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ITEM 5. OTHER EVENTS

         The Company's Special Committee, consisting of independent members of the Board of Directors, is continuing discussions and negotiations with Guardian Fiberglass, Inc., a subsidiary of Guardian Industries Corp., and the investment group consisting of CGW Southeast Partners IV, L.P. and an affiliate of Citicorp Venture Capital, Ltd., a subsidiary of Citigroup Inc., along with senior management of the Company and strategic partner Owens Corning, concerning a potential sale of the Company.

         The Company earlier announced that it had entered into a definitive agreement with the investment group, under which that group would purchase all the outstanding shares of Cameron Ashley common stock for $18.25 per share in cash, and that Guardian Fiberglass had offered to purchase the shares for $18.50 per share. No new definitive agreement has been reached.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

         99. Press Release of Cameron Ashley Building Products, Inc. dated April 12, 2000.


                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CAMERON ASHLEY BUILDING PRODUCTS, INC.


Date: April 13, 2000                   By: /s/ GAROLD E. SWAN
                                          --------------------------------------
                                          Garold E. Swan,
                                          Executive Vice President and CFO



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                                  EXHIBIT INDEX

Exhibit
Number            Description
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
99                Press Release of Cameron Ashley Building Products, Inc. dated
                  April 12, 2000.